Exhibit 1.1

EXECUTION COPY

ENERGY TRANSFER PARTNERS, L.P.

4,500,000 Common Units
Representing Limited Partner Interests

UNDERWRITING AGREEMENT

Citigroup Global Markets Inc.	June 24, 2004
Lehman Brothers Inc.
Wachovia Capital Markets, LLC
A.G. Edwards & Sons, Inc.
Credit Suisse First Boston LLC
c/o Citigroup Global Markets Inc.
390 Greenwich Street
New York, New York 10013

Dear Sirs:

     Energy Transfer Partners, L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the several Underwriters named in Schedule 1 hereto (the “Underwriters”) 4,500,000 Common Units (the “Firm Units”), each representing a limited partner interest in the Partnership (the “Common Units”). In addition, the Partnership proposes to grant to the Underwriters an option to purchase up to an additional 675,000 Common Units, on the terms and for the purposes set forth in Section 2 (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.”

     This is to confirm the agreement among the Partnership, U.S. Propane, L.P., a Delaware limited partnership and the general partner of the Partnership and the Heritage Operating Partnership (as defined below) (the “General Partner”), Heritage ETC, L.P. a Delaware limited partnership (the “New Operating Partnership”), Heritage ETC GP, L.L.C., a Delaware limited liability company and the general partner of the New Operating Partnership (the “New OLP General Partner”), La Grange Acquisition, L.P., a Texas limited partnership (the “ETC Operating Partnership”), LA GP, LLC, a Texas limited liability company and the general partner of the ETC Operating Partnership (the “ETC OLP General Partner”), Heritage Operating, L.P., a Delaware limited partnership (the “Heritage Operating Partnership”), Heritage LP, Inc. (“Heritage OLP LP”), a Delaware corporation and a limited partner of the Heritage Operating Partnership, Energy Transfer Fuel, LP, a Delaware limited partnership (“ET Fuel”), and Energy Transfer Fuel GP, LLC, a Delaware limited liability company and the general partner of ET Fuel (the “ET Fuel General Partner”) (collectively, the “Partnership Parties”), and the Underwriters concerning the purchase of the Firm Units and the Option Units from the Partnership by the Underwriters.

     For purposes of this Agreement, U.S. Propane, L.L.C., a Delaware limited liability company and the general partner of the General Partner (“US Propane GP”), together with the Partnership Parties, shall be referred to as the “Partnership Entities.” La Grange Energy,

L.P., a Texas limited partnership which is the sole member of US Propane GP and the sole limited partner of the General Partner, shall be referred to as “La Grange Energy.”

     Prior to the date hereof, the following transactions occurred:

     (i) Pursuant to the Purchase Agreement by and between the Partnership and TXU Fuel Company dated April 25, 2004 (the “Purchase Agreement”), the Partnership purchased certain pipeline and storage assets (the “TUFCO System”) from TXU Fuel Company on June 1, 2004.

     (ii) The ETC Operating Partnership entered into a First Amendment to Credit Agreement, dated as of May 28, 2004, and Second Amendment to Credit Agreement, dated as of June 1, 2004, to the Second Amended and Restated Credit Agreement, dated as of January 20, 2004 (collectively, the “ETC Credit Agreement”) providing for a term loan of $725.0 million and a revolving credit facility of up to $225.0 million (the term loan and credit facility are referred to herein as the “ETC Credit Facility”), and the ETC Operating Partnership borrowed $500 million pursuant to the ETC Credit Facility to fund the purchase price of the TUFCO System.

     On the First Delivery Date, the following transactions will occur:

     (iii) The public offering of the Firm Units contemplated hereby will be consummated.

     (iv) From the proceeds of the public offering of the Firm Units, the Partnership will pay transaction expenses and contribute the proceeds to the New Operating Partnership as a capital contribution.

     (v) The New Operating Partnership will contribute the proceeds of the capital contribution received from the Partnership to the ETC Operating Partnership as a capital contribution and the ETC Operating Partnership will use such funds to repay indebtedness incurred under the ETC Credit Facility in connection with the acquisition of the TUFCO System.

     (vi) La Grange Energy will contribute to the General Partner an amount of cash equal to 2% of the gross proceeds from the offering of the Firm Units and the General Partner will contribute such cash to the Partnership in exchange for a continuation of its 2% general partner interest.

     The transactions listed in (i) through (vi) are collectively referred to herein as the “Transactions.” In connection with the consummation of the Transactions, the parties to the Transactions entered into various bills of sale, deeds, leases, contribution agreements, assignments, conveyances and related documents (the “Conveyances”). The Purchase Agreement, the ETC Credit Agreement and the Conveyances are collectively referred to herein as the “Transaction Documents.”

     1. Representations, Warranties and Agreements of the Partnership Parties. Each of the Partnership Parties represents and warrants to, and agrees with, each Underwriter that:

     (a) Definitions. The Partnership meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), and has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement (Commission File No. 333-107324) on Form S-3 for registration under the Securities Act of the offering and sale of the Units. As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Preliminary Prospectus” means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Partnership with the consent of the Underwriters pursuant to Rule 424(a) under the Securities Act; “Registration Statement” means such registration statement, as amended at the Effective Time, including all financial schedules and exhibits and all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) and deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A under the Securities Act; and “Prospectus” means the prospectus in the form first used to confirm sales of Units.

     (b) Financial Statements and Schedules. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, a Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, a Preliminary Prospectus or the Prospectus, as the case may be; any reference in this Agreement to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term “Incorporated Documents” means the documents which at the time are incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto.

     (c) No Material Misstatements or Omissions. The Preliminary Prospectus dated June 23, 2004, at the date of the filing thereof with the Commission, conformed in all material respects to the requirements of the Securities Act and the rules thereunder and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. The Registration Statement in the form in which it became effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Securities Act and on each Delivery Date (as defined herein) complied or will comply in all material respects with the provisions of the Securities Act; the Registration Statement in the form in which it became effective and also in such form as it may be when a post-effective amendment thereto shall become effective, and at the date hereof, did not or will not at any such times contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the date of any filing pursuant to Rule 424(b) and on each Delivery Date, the Prospectus (together with any supplement thereto) did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to any Partnership Party by or on behalf of the Underwriters specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

     (d) Incorporated Documents. The Incorporated Documents, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the respective rules thereunder; and any Incorporated Documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the respective rules thereunder; and no Incorporated Document, when it became effective or was filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no Incorporated Document so filed and incorporated by reference subsequent to the Effective Date shall, when it is filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

     (e) Formation and Qualification of the Partnership, the New Operating Partnership, the Heritage Operating Partnership and ET Fuel. Each of the Partnership, the New Operating Partnership, the Heritage Operating Partnership and ET Fuel has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) with full partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business, in each case in all material respects as described in the Prospectus, and is duly qualified to do business as a foreign limited partnership and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify would not (i) have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.

     (f) Formation and Qualification of the ETC Operating Partnership. The ETC Operating Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Texas Revised Limited Partnership Act (the “Texas LP Act”) with full partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business, in each case in all material respects as described in the Prospectus, and is duly qualified to do business as a foreign limited partnership and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify would not (i) have a Material Adverse Effect, or (ii) subject the limited partners of the Partnership to any material liability or disability.

     (g) Formation and Qualification of the General Partner. The General Partner has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with full partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business and to act as general partner of the Partnership and the Heritage Operating Partnership, in each case in all material respects as described in the Prospectus. The General Partner is duly qualified to do business as a foreign limited partnership and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify would not (i) have a Material Adverse Effect, or (ii) subject the limited partners of the Partnership to any material liability or disability.

     (h) Formation and Qualification of US Propane GP. US Propane GP has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (the “Delaware LLC Act”) with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business and to act as general partner of the General Partner in all material respects as described in the Prospectus. US Propane GP is duly qualified to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify would not (i) have a Material Adverse Effect, or (ii) subject the limited partners of the Partnership to any material liability or disability.

     (i) Formation and Qualification of the New OLP General Partner and the ET Fuel General Partner. Each of the New OLP General Partner and the ET Fuel General Partner has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business and to act as general partner of the New Operating Partnership in the case of the New OLP General Partner, and to act as general partner of ET Fuel in the case of the ET Fuel General Partner, in each case in all material respects as described in the Prospectus. Each of the New OLP General Partner and the ET Fuel General Partner is duly qualified to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify would not (i) have a Material Adverse Effect, or (ii) subject the limited partners of the Partnership to any material liability or disability.

     (j) Formation and Qualification of the ETC OLP General Partner. The ETC OLP General Partner has been duly formed and is validly existing in good standing as a limited liability company under the Texas Limited Liability Company Act (the “Texas LLC Act”) with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business and to act as general partner of the ETC Operating Partnership in all material respects as described in the Prospectus. The ETC OLP General Partner is duly qualified to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify would not (i) have a Material Adverse Effect, or (ii) subject the limited partners of the Partnership to any material liability or disability.

     (k) Formation and Qualification of Heritage OLP LP. Heritage OLP LP has been duly formed and is validly existing in good standing as a corporation under the Delaware General Corporation Law (“DGCL”) with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in all material respects as described in the Prospectus. Heritage OLP LP is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify would not (i) have a Material Adverse Effect, or (ii) subject the limited partners of the Partnership to any material liability or disability.

     (l) Formation and Qualification of Subsidiaries. Each of the subsidiaries of the New Operating Partnership, the Heritage Operating Partnership and the ETC Operating Partnership, direct or indirect, has been duly formed or incorporated and is validly existing in good standing as a limited liability company, limited partnership or corporation, as the case may be, under the laws of the state or province of its formation or incorporation, as the case may be, with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business, in each case in all material respects as described in the Prospectus. Each of the subsidiaries of the New Operating Partnership, the Heritage Operating Partnership and the ETC Operating Partnership, direct or indirect, is duly qualified to do business as a foreign limited liability company, limited partnership or corporation, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify would not (i) have a Material Adverse Effect, or (ii) subject the limited partners of the Partnership to any material liability or disability.

     (m) Ownership of General Partner Interest of the General Partner. US Propane GP is the sole general partner of the General Partner with a .01% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the Amended and Restated Agreement of Limited Partnership of the General Partner, as amended to date (as the same may be amended and restated at the First Delivery Date, the “GP Partnership Agreement”); and US Propane GP owns such general partner interest free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

     (n) Ownership of Limited Partner Interest of the General Partner. La Grange Energy is the sole limited partner of the General Partner with a 99.99% limited partner interest in the General Partner; such limited partner interest has been duly authorized and validly issued in accordance with the GP Partnership Agreement and is fully paid (to the extent required under the GP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and La Grange Energy owns such limited partner interest free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

     (o) Ownership of General Partner Interest of the Partnership. The General Partner is the sole general partner of the Partnership with a 2% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Amended and Restated Agreement of Limited Partnership of the Partnership (as the same may be amended and restated at the First Delivery Date, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

     (p) Ownership of Incentive Distribution Rights. The General Partner owns all of the Incentive Distribution Rights (as defined in the Partnership Agreement), other than the 1,000,000 Class C Units owned by FHS Investments, L.L.C., a Nevada limited liability company whose member interests are owned by the former stockholders of Heritage Holdings, Inc. (“HHI”), and the General Partner owns such Incentive Distribution Rights free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

     (q) Ownership of Outstanding Limited Partner Interests in the Partnership. On the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 39,384,031 Common Units, 4,426,916 Class E Units and the Incentive Distribution Rights (including 1,000,000 Class C Units). La Grange Energy owns 15,883,234 Common Units. HHI owns 4,426,916 Class E Units. The Common Units, the Class E Units and the Incentive Distribution Rights (including the Class C Units) and all other limited partner interests of the Partnership conform in all material respects to the description thereof contained in the Prospectus; all outstanding Common Units, Class E Units and Incentive Distribution Rights (including the Class C Units) and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act).

     (r) Valid Issuance of the Units. The Units issued to the Underwriters that may be issued at each Delivery Date and the limited partner interests represented thereby will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); the Units are, or by the First Delivery Date will be, duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the New York Stock Exchange; the certificates for the Units are in valid and sufficient form; except as described in the Prospectus or arising under certain agreements providing for the issuance of Common Units to the General Partner in connection with stock acquisitions for the benefit of the Partnership and the issuance of 20,000 Common Units issuable to an employee upon vesting thereof (collectively, the “Stock Issuance Agreements”), there are no preemptive rights or other rights to purchase or to subscribe for, nor any restriction upon the voting or transfer of, any interests in the Partnership; and, except (i) as set forth in the Prospectus, (ii) for restricted units granted under the General Partner’s restricted unit plan and (iii) for Common Units issuable under the Stock Issuance Agreements, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, Common Units or other partnership interests in the Partnership, the New Operating Partnership, the Heritage Operating Partnership or the ETC Operating Partnership are outstanding.

     (s) Authority of the Partnership. The Partnership had and has all requisite partnership power and authority to consummate the Transactions and to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Prospectus. At each Delivery Date, all corporate, partnership and other action, as the case may be, required to be taken by the Partnership Entities or any of their stockholders, partners or members, as the case may be, for the consummation of the Transactions and the authorization, issuance, sale and delivery of the Units shall have been validly taken.

     (t) Ownership of Member Interest of the New OLP General Partner. The Partnership is the sole member of the New OLP General Partner with a 100% member interest in the New OLP General Partner; such member interest has been duly authorized and validly issued in accordance with the Amended and Restated Limited Liability Company Agreement of the New OLP General Partner, as amended to date (as the same may be amended and restated at the First Delivery Date, the “New OLP GP LLC Agreement”) and is fully paid and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns such member interest free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

     (u) Ownership of General Partner Interest of the New Operating Partnership. The New OLP General Partner is the sole general partner of the New Operating Partnership with a .001% general partner interest in the New Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Amended and Restated Agreement of Limited Partnership of the New Operating Partnership, as amended to date (as the same may be amended and restated at the First Delivery Date, the “New Operating Partnership Agreement”); and the New OLP General Partner owns such general partner interest free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

     (v) Ownership of the Limited Partner Interest of the New Operating Partnership. The Partnership is the sole limited partner of the New Operating Partnership with a 99.999% limited partner interest in the New Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the New Operating Partnership Agreement and is fully paid (to the extent required under the New Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

     (w) The General Partner of the Heritage Operating Partnership. The General Partner is the sole general partner of the Heritage Operating Partnership with no partner interest in the Heritage Operating Partnership; and the General Partner serving as the sole general partner of the Heritage Operating Partnership without owning a partner interest in the Heritage Operating Partnership has been duly authorized and approved in accordance with the Amended and Restated Agreement of Limited Partnership of the Heritage Operating Partnership, as

amended to date (as the same may be amended and restated at the First Delivery Date, the “Heritage Operating Partnership Agreement”).

     (x) Ownership of the Limited Partner Interests of the Heritage Operating Partnership. The New Operating Partnership and Heritage OLP LP are the sole limited partners of the Heritage Operating Partnership with 99.999% and .001% limited partner interests, respectively, in the Heritage Operating Partnership; such limited partner interests have been duly authorized and validly issued in accordance with the Heritage Operating Partnership Agreement and are fully paid (to the extent required under the Heritage Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the New Operating Partnership and Heritage OLP LP each owns such limited partner interests free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

     (y) Ownership of the Member Interest of the ETC OLP General Partner. The New Operating Partnership is the sole member of the ETC OLP General Partner with a 100% member interest in the ETC OLP General Partner; such member interest has been duly authorized and validly issued in accordance with the Amended and Restated Limited Liability Company Agreement of the ETC OLP General Partner, as amended to date (as the same may be amended and restated at the First Delivery Date, the “ETC OLP GP LLC Agreement”) and is fully paid and nonassessable (except as such nonassessability may be affected by Section 5.09 of the Texas LLC Act); and the New Operating Partnership owns such member interest free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

     (z) Ownership of the General Partner Interest of the ETC Operating Partnership. The ETC OLP General Partner is the sole general partner of the ETC Operating Partnership with a .1% general partner interest in the ETC Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Amended and Restated Agreement of Limited Partnership of the ETC Operating Partnership, as amended to date (as the same may be amended and restated at the First Delivery Date, the “ETC Operating Partnership Agreement”); and the ETC OLP General Partner owns such general partner interest free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, except as provided in the ETC Credit Agreement.

     (aa) Ownership of the Limited Partner Interest of the ETC Operating Partnership. The New Operating Partnership is the sole limited partner of the ETC Operating Partnership with a 99.9% limited partner interest in the ETC Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the ETC Operating Partnership Agreement and is fully paid (to the extent required under the ETC Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 6.07 of the Texas LP Act); and the New Operating Partnership owns such limited partner interest free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

     (bb) Ownership of Member Interest of the ET Fuel General Partner. The ETC Operating Partnership is the sole member of the ET Fuel General Partner with a 100% member interest in the ET Fuel General Partner; such member interest has been duly authorized and validly issued in accordance with the Limited Liability Company Agreement of the ET Fuel General Partner (as the same may be amended and restated at the First Delivery Date, the “ET Fuel GP LLC Agreement”) and is fully paid and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the ETC Operating Partnership owns such member interest free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

     (cc) Ownership of the General Partner Interest of ET Fuel. The ET Fuel General Partner is the sole general partner of ET Fuel with a .01% general partner interest in ET Fuel; such general partner interest has been duly authorized and validly issued in accordance with the Amended and Restated Agreement of Limited Partnership of ET Fuel (as the same may be amended or restated as of the First Delivery Date, the “ET Fuel Partnership Agreement” and, together with the GP Partnership Agreement, the Partnership Agreement, the New Operating Partnership Agreement, the Heritage Operating Partnership Agreement and the ETC Operating Partnership Agreement, the “Partnership Agreements”); and the ET Fuel General Partner owns such general partner interest free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

     (dd) Ownership of the Limited Partner Interest of ET Fuel. The ETC Operating Partnership is the sole limited partner of ET Fuel with a 99.99% limited partner interest in ET Fuel; such limited partner interest has been duly authorized and validly issued in accordance with the ET Fuel Partnership Agreement and is fully paid (to the extent required under the ET Fuel Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the ETC Operating Partnership owns such limited partner interest free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

     (ee) Ownership of Subsidiaries. All the outstanding shares of capital stock, limited liability company interests and partner interests of each of the subsidiaries of the New Operating Partnership, the Heritage Operating Partnership and the ETC Operating Partnership, direct and indirect, have been duly authorized and validly issued and are fully paid (to the extent required under their respective partnership agreement, limited liability company agreement or other organizational documents) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act, Section 17-607 of the Delaware LP Act, Section 5.09 of the Texas LLC Act or Section 6.07 of the Texas LP Act); and, except as provided in the Security Agreement dated June 28, 1996 among HHI, the Heritage Operating Partnership and Wilmington Trust Company (the “Security Agreement) and except for M-P Energy Partnership (in which M-P Oils, Ltd. owns a general partnership interest of 60%) and except as provided in the ETC Credit Agreement and the Second Amended and Restated Credit Agreement of the Heritage Operating Partnership dated as of December 31, 2003, as amended, the Partnership owns all of such shares and interests, directly or indirectly, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances. M-P Oils, Ltd. owns a 60% general partner interest in M-P Energy Partnership; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of M-P Energy Partnership (as the same may be amended and restated at the First Delivery Date, the “M-P Energy Partnership Agreement”); and, except as encumbered by the provisions of the Security Agreement, M-P Oils, Ltd. owns such general partner interest free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

     (ff) No Omitted Descriptions. There is no agreement, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectus under the headings “Description of Units,” “Tax Considerations,” and “Material Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

     (gg) Due Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties and constitutes a valid and legally binding obligation of the Partnership Parties, enforceable against each of the Partnership Parties in accordance with its terms; provided that the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or public policy.

     (hh) Operative Documents. As of the date of this Agreement and each Delivery Date:

     (i) the Partnership Agreement will be duly authorized, executed and delivered by the General Partner and will be a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

     (ii) the New OLP Partnership Agreement will be duly authorized, executed and delivered by the New OLP General Partner and the Partnership and will be a valid and legally binding agreement of the New OLP General Partner and the Partnership, enforceable against the New OLP General Partner and the Partnership in accordance with its terms;

     (iii) the Heritage Operating Partnership Agreement will be duly authorized, executed and delivered by the General Partner, the New Operating Partnership and Heritage OLP LP and will be a valid and legally binding agreement of the General Partner, the New Operating Partnership and Heritage OLP LP, enforceable against the General Partner, the New Operating Partnership and Heritage OLP LP in accordance with its terms;

     (iv) the ETC Operating Partnership Agreement will be duly authorized, executed and delivered by the ETC OLP General Partner and the New Operating Partnership and will be a valid and legally binding agreement of the ETC OLP General Partner and the New Operating Partnership, enforceable against the ETC

OLP General Partner and the New Operating Partnership in accordance with its terms;

     (v) the GP Partnership Agreement will be duly authorized, executed and delivered by US Propane GP and will be a valid and legally binding agreement of US Propane GP, enforceable against US Propane GP in accordance with its terms;

     (vi) the New OLP GP LLC Agreement will be duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

     (vii) the ETC OLP GP LLC Agreement will be duly authorized, executed and delivered by the New Operating Partnership and will be a valid and legally binding agreement of the New Operating Partnership, enforceable against the New Operating Partnership in accordance with its terms;

     (viii) the ET Fuel Partnership Agreement will be duly authorized, executed and delivered by the ET Fuel General Partner and the ETC Operating Partnership and will be a valid and legally binding agreement of the ET Fuel General Partner and the ETC Operating Partnership, enforceable against the ET Fuel General Partner and the ETC Operating Partnership in accordance with its terms;

     (ix) the ET Fuel GP LLC Agreement will be duly authorized, executed and delivered by the ETC Operating Partnership and will be a valid and legally binding agreement of the ETC Operating Partnership, enforceable against the ETC Operating Partnership in accordance with its terms;

     (x) the Purchase Agreement will be duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

     (xi) the ETC Credit Agreement will be duly authorized, executed and delivered by the ETC Operating Partnership and will be a valid and legally binding agreement of the ETC Operating Partnership, enforceable against the ETC Operating Partnership in accordance with its terms; and

     (xii) each of the Conveyances will be duly authorized, executed and delivered by the Partnership Entities party thereto and will be a valid and legally binding agreement of the Partnership Entities party thereto, enforceable against each of them in accordance with its terms.

provided that, with respect to each agreement described in this Section 1(hh), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws or public policy.

     (ii) Investment Company/Public Utility Holding Company. None of the Partnership Entities or any of their subsidiaries is now, nor after giving effect to the Transactions and to the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus, will be, an (i) “investment company” as defined in the Investment Company Act of 1940, as amended, or (ii) a “public utility company” or a “holding company” or subject to regulation as a “subsidiary company” of a “registered holding company”, under the Public Utility Holding Company Act of 1935, as amended.

     (jj) Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body is required for the execution, delivery and performance by each of the Partnership Entities of this Agreement or the Transaction Documents to which it is a party, the offering, issuance and sale of the Units, or the consummation of the transactions contemplated hereby and thereby, except (i) for such consents required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws, (ii) for such consents which have been, or prior to the First Delivery Date will be, obtained, and (iii) for such consents which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

     (kk) No Violations. None of the offering, issuance and sale of the Units, the execution, delivery and performance by each of the Partnership Entities of this Agreement or the Transaction Documents to which it is a party, the consummation of the transactions contemplated hereby and thereby or the fulfillment of the terms hereof and thereof will conflict with, result in a breach, default or violation (and no event has occurred that, with notice or lapse of time or otherwise, would constitute such an event) or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership Entities or any of their subsidiaries pursuant to, (i) the certificate or agreement of limited partnership, certificate of formation, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Partnership Entities or any of their subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Partnership Entities or any of their subsidiaries is a party or bound or to which any of their respective property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to any of the Partnership Entities or any of their subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Partnership Entities or any of their subsidiaries or any of their respective properties, which conflicts, breaches, violations or defaults, in the case of clauses (ii) or (iii), would have a Material Adverse Effect, or could materially impair the ability of any of the Partnership Entities to perform its obligations under this Agreement or the Transaction Documents.

     (ll) No Third Party Defaults. To the knowledge of the Partnership Parties, no third party to any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Partnership Entities or any of their subsidiaries is a party or bound or to which their respective properties are subject, is in breach, default or violation under any such agreement (and no event has occurred that, with notice or lapse of time or otherwise, would constitute such an event), which breach, default or violation would have a Material Adverse Effect.

     (mm) No Registration Rights. No holders of securities of the Partnership have rights to the registration of such securities under the Registration Statement, except for any such rights as have been effectively waived with respect to the offering of the Units.

     (nn) Financial Statements. At February 29, 2004, the Partnership would have had, on the pro forma basis indicated in the Prospectus, a capitalization as set forth therein. The historical financial statements and schedules and the related notes included in the Prospectus and the Registration Statement present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein as of the respective dates or for the respective periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected pro forma and historical financial data included under the caption “Selected Historical Financial and Operating Data” in the Partnership’s Annual Report on Form 10-K for the fiscal year ended August 31, 2003 (the “Form 10-K”) and under the captions “Pro Forma Financial Data,” and “Energy Transfer Selected Historical Financial Data” in the Prospectus and Registration Statement fairly present in all material respects, on the basis stated in the Form 10-K, the Prospectus and the Registration Statement, the information included therein. The pro forma financial statements included in the Registration Statement and Prospectus comply in all material respects with the applicable accounting requirements of Article 11 of Regulation S-X of the Commission; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the Partnership Parties, reasonable; the pro forma adjustments give appropriate effect to those assumptions; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements.

     (oo) Material Change. Except as disclosed in the Prospectus, subsequent to the date as of which such information is given in the Prospectus, (i) none of the Partnership Entities or any of their respective subsidiaries has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions not in the ordinary course of business that, singly or in the aggregate, is material to the Partnership Entities and their subsidiaries, taken as a whole, (ii) there has not been any material change in the capitalization or material increase in the short-term or long-term debt of the Partnership Entities or any of their respective subsidiaries and (iii) there has not been any material adverse change, or any development involving or which may reasonably be expected to involve, singly or in the aggregate, a prospective material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership Entities or any of their respective subsidiaries whether or not arising from transactions in the ordinary course of business.

     (pp) Material Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities or any of their subsidiaries or any of their respective property is pending or, to the knowledge of any of the Partnership Parties, threatened that (i) could reasonably be expected to have a material adverse effect on the performance by the Partnership Entities of this Agreement or the Transaction Documents or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus.

     (qq) No Omitted Proceedings. There are no legal or governmental proceedings pending or, to the knowledge of the Partnership Parties, threatened, against any of the Partnership Entities or any of their subsidiaries, or to which any of the Partnership Entities or any of their subsidiaries is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required.

     (rr) Title to Property. The Partnership Entities and their subsidiaries have good and marketable title to all real property and good title to all personal property described in the Prospectus as being owned or to be owned by them, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances except (i) as described in the Prospectus, (ii) pursuant to the Security Agreement, (iii) pursuant to the ETC Credit Agreement and the Second Amended and Restated Credit Agreement of the Heritage Operating Partnership dated December 31, 2003, as amended and (iv) such as do not materially interfere with the use of such properties taken as a whole as described in the Prospectus, including security interests, claims, liens and encumbrances pursuant to mortgage and/or security agreements given as security for certain non-compete agreements with the prior owners of certain businesses previously acquired by the Partnership Entities and their subsidiaries; provided, that, with respect to title to pipeline rights-of-way, the Partnership Parties represent only that (A) each of the ETC Operating Partnership and ET Fuel has sufficient title to enable it to use and occupy the pipeline rights-of-way as they have been used and occupied in the past and are to be used and occupied in the future as described in the Prospectus and (B) any lack of title to the pipeline rights-of-way will not have a Material Adverse Effect; and all real property and buildings held under lease by any of the Partnership Entities or any of their subsidiaries are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of such properties taken as a whole as described in the Prospectus.

     (ss) No Defaults. Neither the Partnership Entities nor any of their subsidiaries is in violation or default (and no event has occurred that, with notice or lapse of time or otherwise, would constitute such an event) of (i) any provision of its certificate or agreement of limited partnership, certificate of formation, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Partnership Entities or such subsidiary or any of their respective properties in any material respect, as applicable, which violation or default would, in the cases of clauses (ii) or (iii), have a Material Adverse Effect, or could materially impair the ability of any of the Partnership Entities to perform its obligations under this Agreement or the Transaction Documents.

     (tt) Independent Public Accountants – Grant Thornton. Grant Thornton LLP, who have audited certain consolidated financial statements of the General Partner, the Partnership, the Heritage Operating Partnership and their subsidiaries for fiscal years 2001, 2002 and 2003 and delivered their report with respect to the audited consolidated financial statements incorporated by reference in the Prospectus, are independent public accountants with respect to the General Partner, the Partnership, the Heritage Operating Partnership and their subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

     (uu) Independent Public Accountants – Ernst & Young. Ernst & Young LLP, who have audited certain financial statements of the ETC Operating Partnership, Aquila Gas Pipeline Corporation, and, for the period ended December 27, 2002, Oasis Pipe Line Company and delivered their reports with respect to the audited financial statements included in the Prospectus, are independent public accountants with respect to the ETC Operating Partnership, Aquila Gas Pipeline Corporation and Oasis Pipe Line Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

     (vv) Independent Public Accountants – Deloitte & Touche. Deloitte & Touche LLP, who have audited certain consolidated financial statements of Oasis Pipe Line Company and its subsidiaries for the fiscal years ended 2000 and 2001 and of TXU Fuel Company for the fiscal years ended 2002 and 2003 and delivered their report with respect to the audited consolidated financial statements included in the Registration Statement and the Prospectus, are independent public accountants with respect to Oasis Pipe Line Company and its subsidiaries and TXU Fuel Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

     (ww) Insurance. The Partnership Entities maintain insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. None of the Partnership Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the each Delivery Date.

     (xx) Permits. The Partnership Entities and their subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate foreign, federal, state or local regulatory authorities necessary to conduct their respective businesses in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such licenses, certificates, permits and other authorizations the failure of which to have obtained would not have, individually or in the aggregate, a Material Adverse Effect. None of the Partnership Entities or any of their subsidiaries have received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

     (yy) Disclosure Controls and Procedures. The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that information required to be disclosed by the Partnership in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Partnership’s management, including its principal executive and principal financial officers, as appropriate to allow timely decisions regarding required disclosure, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of February 29, 2004 and (iii) were effective, to provide reasonable assurance regarding the functions for which they were established.

     (zz) No Significant Deficiency in Internal Controls. Based on the evaluation of its disclosure controls and procedures as of February 29, 2004, the Partnership is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Partnership’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal controls.

     (aaa) No Significant Changes in Internal Controls. Since February 29, 2004, the most recent date as of which the Partnership evaluated its disclosure controls and procedures, there have been no significant changes in the Partnership’s internal control over financial reporting (as defined in Rule 13a-15) or in other factors that have materially affected, or are reasonably likely to materially affect, the Partnership’s internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses in the Partnership’s internal controls.

     (bbb) Stabilization and Distribution of Materials. The Partnership Entities have not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

     (ccc) Environmental Compliance. The Partnership Entities and their subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted and (iii) have not received written notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus. Except as set forth in the Prospectus and except with respect to the Beede Superfund site in New England to which the Heritage Operating Partnership has been named as a de minimis potentially responsible party or the Newmark Groundwater

Contamination Superfund site for which an affiliate of the Partnership received a request for enforcement under Section 104(e) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), in May 2001, neither the Partnership Entities nor any of their subsidiaries has been named as a “potentially responsible party” under CERCLA.

     2. Purchase of the Units. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell 4,500,000 Firm Units to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter’s name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional shares, as Citigroup Global Markets Inc. and Lehman Brothers Inc. may determine.

     In addition, the Partnership grants to the Underwriters an option to purchase up to 675,000 Option Units. Such option is granted for the purpose of covering over-allotments in the sale of Firm Units and is exercisable as provided in Section 4 hereof. Option Units shall be purchased severally for the account of the Underwriters in proportion to the number of Firm Units set forth opposite the names of such Underwriters in Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Units shall be adjusted by Citigroup Global Markets Inc. and Lehman Brothers Inc. so that no Underwriter shall be obligated to purchase Option Units other than in 100 Unit amounts.

     The price of both the Firm Units and any Option Units shall be $37.53 per Unit.

     The Partnership shall not be obligated to deliver any of the Units to be delivered on any Delivery Date, as the case may be, except upon payment for all the Units to be purchased on such Delivery Date as provided herein.

     3. Offering of Units by the Underwriters. Upon authorization by Citigroup Global Markets Inc. and Lehman Brothers Inc. of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions set forth in the Prospectus.

     4. Delivery of and Payment for the Units. Delivery of and payment for the Firm Units shall be made at the offices of Vinson & Elkins L.L.P. in Houston, Texas at 9:00 a.m., Houston, Texas time, on June 30, 2004 or at such other date or place as shall be determined by agreement among Citigroup Global Markets Inc., Lehman Brothers Inc. and the Partnership. This date and time are sometimes referred to as the “First Delivery Date.” On the First Delivery Date, the Partnership shall deliver or cause to be delivered the Firm Units to Citigroup Global Markets Inc. and Lehman Brothers Inc. for the account of each Underwriter in book entry form through the facilities of The Depository Trust Company (“DTC”) against payment to or upon the order of the Partnership of the purchase price by wire transfer of immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.

     The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Partnership by Citigroup Global Markets Inc. and Lehman Brothers Inc. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by Citigroup Global Markets Inc. and Lehman Brothers Inc., when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.

     The date and time the Option Units are delivered are sometimes referred to as the “Second Delivery Date,” and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a “Delivery Date.”

     Delivery of and payment for the Option Units shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement among Citigroup Global Markets Inc., Lehman Brothers Inc. and the Partnership) at 9:00 a.m., Houston, Texas time, on the Second Delivery Date. On the Second Delivery Date, the Partnership shall deliver or cause to be delivered the Option Units to Citigroup Global Markets Inc. and Lehman Brothers Inc. for the account of each Underwriter in book entry form through the facilities of the DTC against payment to or upon the order of the Partnership of the purchase price by wire transfer of immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.

     5. Further Agreements of the Partnership Parties. Each of the Partnership Parties covenants and agrees with each Underwriter:

     (a) Preparation of Prospectus and Registration Statement. (i) To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission’s close of business on the second business day following the execution and delivery of this Agreement or such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; (ii) prior to the termination of the offering of the Units, to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; (iii) to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; (iv) to advise the Underwriters promptly after it receives notice thereof of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any request prior to the termination of the offering of the Units by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and (v) in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

     (b) Exchange Act Reports. To file timely all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (“Exchange Act Reports”) subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Units.

     (c) Copies of Documents to Underwriters. To deliver to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act or with a request from the Commission, to notify the Underwriters immediately thereof and to promptly prepare and, subject to Section 5(d) hereof, file with the Commission an amended Prospectus or supplement to the Prospectus which will correct such statement or omission or effect such compliance.

     (d) Filing of Amendment or Supplement. Prior to the termination of the offering of the Units, to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Partnership or the Underwriters, be required by the Securities Act or the Exchange Act or is requested by the Commission. Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any document incorporated by reference in the Prospectus or any Prospectus pursuant to Rule 424 of the Securities Act prior to the termination of the offering of the Units, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and not to file any such document to which the Underwriters shall reasonably object promptly after having been given reasonable notice of the proposed filing thereof unless, in the judgment of counsel to the Partnership Parties, such filing is required by law.

     (e) Blue Sky Laws. Promptly to take from time to time such actions as the Underwriters may reasonably request to qualify the Units for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters may designate and to continue such qualifications in effect for so long as required for the resale of the Units; and to arrange for the determination of the eligibility for investment of the Units under the laws of such jurisdictions as the Underwriters may reasonably request; provided that no Partnership Entity shall be obligated to qualify as a foreign limited partnership, limited liability company or corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any such jurisdiction.

     (f) Earnings Statement. To make generally available to the Partnership’s securityholders and to the Underwriters as soon as practicable an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Partnership, Rule 158).

     (g) Lock-up Period; Lock-up Letters. For a period of 90 days from the date of the Prospectus, not to, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units, or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to option plans existing on the date hereof), or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, in each case without the prior written consent of Citigroup Global Markets Inc. and Lehman Brothers Inc. on behalf of the Underwriters; provided, however, that the foregoing restrictions do not apply to: (A) the offer, issuance and sale of Common Units to the Underwriters pursuant to this Agreement; (B) the issuance of Common Units pursuant to the Partnership’s Second Amended and Restated Restricted Unit Plan dated as of February 4, 2002, the Partnership’s 2004 Unit Plan and the Employment Agreement of Michael L. Greenwood dated as of July 1, 2002; (C) the offer, issuance and sale of Common Units in a transaction not involving a public offering to purchasers who enter into an agreement with the Underwriters substantially in the form of Exhibit G hereto; or (D) the offer and issuance of Common Units in one or more transactions from and after 30 days from the date of the Prospectus, utilizing the Partnership’s Form S-4 Registration Statement for the contribution of assets to the Partnership of its affiliates in exchange for Common Units, but not to exceed an aggregate of 100,000 Common Units. Each person listed on Annex I shall furnish to the Underwriters, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit G hereto, pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, in each case for a period of 90 days from the date of the Prospectus, without the prior written consent of Citigroup Global Markets Inc. and Lehman Brothers Inc. on behalf of the Underwriters.

     (h) NYSE Listing. To apply for the supplemental listing of the Units on the New York Stock Exchange, and to use its best efforts to complete that listing, subject only to official notice of issuance, prior to the First Delivery Date.

     (i) Application of Proceeds. To apply the net proceeds from the sale of the Units as set forth in the Prospectus.

     (j) Investment Company. To take such steps as shall be necessary to ensure that no Partnership Entity shall become an “investment company” as defined in the Investment Company Act.

     6. Expenses. The Partnership agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Units and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of printing and distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), each Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, any underwriting and selling group documents and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) the filing fees incident to securing the review, if applicable, by the National Association of Securities Dealers, Inc. of the terms of sale of the Units; (f) any applicable listing or other similar fees; (g) the fees and expenses of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the cost of printing certificates representing the Units; (i) the costs and charges of any transfer agent or registrar; (j) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the Partnership and any such consultants; and (k) all other costs and expenses incident to the performance of the obligations of the Partnership under this Agreement; provided that, except as provided in this Section 6 and in Section 11 hereof, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

     7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Partnership Parties contained herein, to the accuracy of the statements of the Partnership Parties and the officers of US Propane GP made in any certificates delivered pursuant hereto, to the performance by each of the Partnership Parties of its obligations hereunder and to each of the following additional terms and conditions:

     (a) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Units may commence, such post-effective amendment shall have become effective not later than 5:30 p.m., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by Citigroup Global Markets Inc. and Lehman Brothers Inc.; the Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with to the reasonable satisfaction of the Underwriters.

     (b) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

     (c) Vinson & Elkins L.L.P. shall have furnished to the Underwriters their written opinion, as counsel for the Partnership Parties, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Exhibit A to this Agreement. The Underwriters shall also have received on the First Delivery Date, a copy of the opinion of Vinson & Elkins L.L.P. delivered pursuant to the amendment to the ETC Credit Facility, substantially in the form provided for therein, accompanied by a letter dated the First Delivery Date and addressed to the Underwriters from such counsel stating that the Underwriters are entitled to rely on such opinion as if it were addressed to the Underwriters.

     (d) Robert A. Burk shall have furnished to the Underwriters his written opinion, as General Counsel of US Propane GP, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Exhibit B hereto.

     (e) The Underwriters shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to such matters as the Underwriters may reasonably require, and the Partnership shall have furnished to such counsel such documents and information as they may reasonably request for the purpose of enabling them to pass upon such matters.

     (f) At the date hereof, Grant Thornton LLP shall have furnished to the Underwriters a letter (the “Grant Thornton Comfort Letter”) addressed to the Underwriters and dated the date hereof, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Exhibit C to this Agreement; Grant Thornton LLP shall have furnished to the Underwriters a letter addressed to the Underwriters and dated the date hereof, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Exhibit D to this Agreement; Ernst & Young LLP shall have furnished to the Underwriters a letter (the “EY Comfort Letter”) addressed to the Underwriters and dated the date hereof, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Exhibit E to this Agreement; and Deloitte & Touche LLP shall have furnished to the Underwriters a letter (the “Deloitte Comfort Letter”) addressed to the Underwriters and dated the date hereof, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Exhibit F to this Agreement.

     (g) With respect to the Grant Thornton Comfort Letter, the Underwriters shall have received a letter from Grant Thornton LLP (the “Grant Thornton Bring-down Letter”), addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the Grant Thornton Bring-down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the Grant Thornton Bring-down Letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the Grant Thornton Comfort Letter and (iii) confirming in all material respects the conclusions and findings set forth in the Grant Thornton Comfort Letter; with respect to the EY Comfort Letter, the Underwriters shall have received a letter from Ernst & Young LLP (the “EY Bring-down Letter”), addressed to the Underwriters and dated such Delivery Date (a) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (b) stating, as of the date of the EY Bring-down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the EY Bring-down Letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the EY Comfort Letter and (c) confirming in all material respects the conclusions and findings set forth in the EY Comfort Letter; and with respect to the Deloitte Comfort Letter, the Underwriters shall have received a letter from Deloitte & Touche LLP (the “Deloitte Bring-down Letter”), addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the Deloitte Bring-down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the Deloitte Bring-down Letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the Deloitte Comfort Letter and (iii) confirming in all material respects the conclusions and findings set forth in the Deloitte Comfort Letter.

     (h) The Partnership shall have furnished to the Underwriters a certificate, dated such Delivery Date, of the chief executive officer and the chief financial officer of US Propane GP stating that (i) such officers have carefully examined the Registration Statement and the Prospectus, (ii) in their opinion, the Registration Statement, including the documents incorporated therein by reference, as of the Effective Date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and the Prospectus, including the Incorporated Documents, as of the date of the Prospectus and as of such Delivery Date, did not and does not include any untrue statement of a material fact and did not and does not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) as of such Delivery Date, the representations and warranties of the Partnership Parties in this Agreement are true and correct, the Partnership Parties have complied with all their agreements contained herein and satisfied all conditions on their part to be performed or satisfied hereunder on or prior to such Delivery Date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of such officer’s knowledge, are contemplated by the Commission, and subsequent to the date of the most recent financial statements contained in the Prospectus, there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise) results of operations or business of the Partnership Entities, taken as a whole, except as set forth in the Prospectus.

     (i) If any event shall have occurred on or prior to such Delivery Date that requires the Partnership under Section 5(d) to prepare an amendment or a supplement to the Prospectus, such amendment or supplement shall have been prepared, the Underwriters shall have been given a reasonable opportunity to comment thereon as provided in Section 5(d) hereof, and copies thereof shall have been delivered to the Underwriters reasonably in advance of such Delivery Date.

     (j) None of the Partnership Entities shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, flood, explosion or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Prospectus; nor shall there have been a change in the partners’ capital, members’ interests or long-term debt of any of the Partnership Entities or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, net worth or results of operations of the Partnership Entities, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any case under this Section 7(k), is, in the judgment of Citigroup Global Markets Inc. and Lehman Brothers Inc., so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

     (k) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of such Delivery Date, prevent the issuance or sale of the Units; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of such Delivery Date which would prevent the issuance or sale of the Units.

     (l) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange shall have been suspended, the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on the New York Stock Exchange by the Commission, by the New York Stock Exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) trading in any securities of the Partnership on the New York Stock Exchange shall have been suspended, the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on the New York Stock Exchange by the Commission, by the New York Stock Exchange or by any other regulatory body or governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by federal or state authorities, (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (v) there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of Citigroup Global Markets Inc. and Lehman Brothers Inc., impracticable or inadvisable to proceed with the public offering or sale of the Units being delivered on such Delivery Date on the terms and in the manner contemplated by the Prospectus.

     (m) The New York Stock Exchange shall have approved the Units for listing, subject only to official notice of issuance.

     All such opinions, certificates, letters and documents mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Underwriters and to counsel for the Underwriters.

     8. Indemnification and Contribution.

     (a) Each of the Partnership Parties, jointly and severally, shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) any written or electronically produced materials or information electronically provided to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Units (“Marketing Materials”) including any road show or investor presentations made to investors by the Partnership (whether in person or electronically), (ii) the omission or alleged omission to state in the Registration Statement, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Prospectus or in any amendment or supplement thereto any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iv) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Units or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i), (ii) or (iii) above (provided that no Partnership Party shall be liable under this clause (iv) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that no Partnership Party shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement in or omission or alleged omission from any such documents in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Underwriters by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 8(e); provided, however, that the Partnership Parties shall not be liable to any Underwriter under the indemnity agreement in this Section 8(a) to the extent, but only to the extent, that (x) such loss, claim, damage or liability of such Underwriter results from an untrue statement of a material fact or an omission of a material fact contained in the Preliminary Prospectus, which untrue statement or omission was completely corrected in the Prospectus, (y) the Partnership had previously furnished sufficient quantities (as requested by the Underwriters) of the Prospectus to the Underwriters within a reasonable amount of time prior to such sale or such confirmation and (z) such Underwriter failed to deliver the Prospectus and such delivery would have cured the defect giving rise to such loss, claim, liability, expense or damage.

     (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless each Partnership Party, their officers and employees, each of their directors, and each person, if any, who controls the Partnership Parties within the meaning of the Securities Act (collectively referred to for purposes of this Section 8(b) and Section 8(d) as the Partnership), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which such person may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement, or any amendment or supplement thereto, any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Prospectus or in any amendment or supplement thereto any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Underwriters by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 8(e), and shall reimburse the Partnership promptly on demand for any legal or other expenses reasonably incurred by the Partnership in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel to the indemnified party will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 8(a) and 8(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement, compromise or consent to the entry of any judgment with respect to any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

The obligations of the Partnership Parties and the Underwriters in this Section 8 are in addition to any other liability that the Partnership Parties or the Underwriters, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

     (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership, on the one hand, and the Underwriters, on the other hand, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Partnership, on the one hand, and the Underwriters, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership on the one hand and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement on the other hand bear to the total gross proceeds from the offering of the Units under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

     (e) The Underwriters severally confirm and the Partnership Parties acknowledge that the statements with respect to the public offering of the Units by the Underwriters set forth on the cover page of the Prospectus and the statements in the table after the first paragraph, the concession and reallowance figures in the fourth paragraph, and the statements in the eighth, ninth, tenth, eleventh, twelfth, fourteenth, fifteenth and sixteenth paragraphs under the “Underwriting” section of the Prospectus are correct and constitute the only information concerning the Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

     9. Defaulting Underwriters.

     If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Units which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of Firm Units set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of Firm Units set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Units on such Delivery Date if the total number of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Units to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of the Units which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to Citigroup Global Markets Inc. and Lehman Brothers Inc. who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Units to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Underwriters do not elect to purchase the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Partnership to sell, the Option Units) shall terminate without liability on the part of any non-defaulting Underwriter or any Partnership Party except that the Partnership will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases Units which a defaulting Underwriter agreed but failed to purchase.

     Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership Parties for damages, including expenses paid by the Partnership pursuant to Sections 6 and 11, caused by its default. If other underwriters are obligated or agree to purchase the Units of a defaulting Underwriter, either the non-defaulting Underwriters or the Partnership may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

     10. Termination. The obligations of the Underwriters hereunder may be terminated by Citigroup Global Markets Inc. and Lehman Brothers Inc. by notice given to and received by the Partnership prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 7(k) or (m) shall have occurred and be continuing or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

     11. Reimbursement of Underwriters’ Expenses. If the Partnership shall fail to tender the Units for delivery to the Underwriters by reason of any failure, refusal or inability on the part of any Partnership Party to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Partnership Parties is not fulfilled other than the conditions set forth in Sections 7(m)(i), (iii), (iv) or (v), the Partnership will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Partnership shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Partnership shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

     12. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

     (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to (i) Lehman Brothers Inc., 399 Park Avenue, 11th Floor, New York, NY 10022, Attention: Syndicate Registration Department, Fax (212) 526-0943, with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 15th Floor, New York, NY 10022; and (ii) Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Attention: Manager, Investment Banking Division, with a copy, in the case of any notice pursuant to Section 8(c), to the General Counsel, 388 Greenwich Street, New York, NY 10013, Fax (212) 816-7912; and

     (b) if to the Partnership Parties, shall be delivered or sent by mail or telecopy to Energy Transfer Partners, L.P., 8801 South Yale, Suite 310, Tulsa, Oklahoma 74137, Attention: Secretary;

provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Underwriters, which address will be supplied to any other party hereto by the Underwriters upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Partnership Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Citigroup Global Markets Inc. and Lehman Brothers Inc. on behalf of the Underwriters.

     13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Partnership Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Partnership Parties contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors, officers, employees and any controlling persons of the Partnership Parties within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     14. Survival. The respective indemnities, representations, warranties and agreements of the Partnership Parties and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement or any certificate delivered pursuant hereto, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

     15. Definition of the Terms “Business Day” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) “affiliate” and “subsidiary” have their respective meanings set forth in Rule 405 of the Securities Act.

     16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

     18. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

     19.  Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing correctly sets forth the agreement among the Partnership Parties, and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

ENERGY TRANSFER PARTNERS, L.P.

By:	U.S. Propane, L.P., its general partner

	By:	U.S. Propane, L.L.C., its general partner

By:	/s/ Ray C. Davis
Ray C. Davis
Co-Chief Executive Officer

U.S. PROPANE, L.P.

By:	U.S. Propane, L.L.C., its general partner

By:	/s/ Ray C. Davis
Ray C. Davis
Co-Chief Executive Officer

HERITAGE ETC, L.P.

By:	Heritage ETC GP, L.L.C., its general partner

By:	/s/ H. Michael Krimbill
H. Michael Krimbill
Manager

HERITAGE ETC GP, L.L.C.

By:	/s/ H. Michael Krimbill

H. Michael Krimbill Manager

HERITAGE OPERATING, L.P.

By:	U.S. Propane, L.P., its general partner

By:	U.S. Propane, L.L.C., its general partner

By:	/s/ H. Michael Krimbill

H. Michael Krimbill President

HERITAGE LP, INC.
By:	/s/ H. Michael Krimbill
H. Michael Krimbill
President

LA GRANGE ACQUISITION, L.P.

By:	LA GP LLC, its general partner

By:	/s/ Ray C. Davis
Ray C. Davis
Co-Chief Executive Officer

LA GP LLC
By:	/s/ Ray C. Davis
Ray C. Davis
Co-Chief Executive Officer

ENERGY TRANSFER FUEL, LP

By: Energy Transfer Fuel GP, LLC, its general partner

By:	/s/ Ray C. Davis
Ray C. Davis
Co-Chief Executive Officer

ENERGY TRANSFER FUEL GP, LLC
By:	/s/ Ray C. Davis
Ray C. Davis
Co-Chief Executive Officer

Accepted:

Citigroup Global Markets Inc.
Lehman Brothers Inc.
Wachovia Capital Markets, LLC
A.G. Edwards & Sons, Inc.
Credit Suisse First Boston LLC

By: CITIGROUP GLOBAL MARKETS INC.

By:	/s/ John Ciolek

John Ciolek
Managing Director

Schedule 1

ENERGY TRANSFER PARTNERS, L.P.

Number of Firm
Underwriters	Units to be Purchased
Citigroup Global Markets Inc.	1,462,500
Lehman Brothers Inc.	1,462,500
Wachovia Capital Markets, LLC	675,000
A.G. Edwards & Sons, Inc.	675,000
Credit Suisse First Boston LLC	225,000
TOTAL:	4,500,000

EXHIBIT A

FORM OF OPINION OF VINSON & ELKINS L.L.P.

     1. Each of the Partnership, the New Operating Partnership, the Heritage Operating Partnership and ET Fuel has been duly formed and is validly existing as a limited partnership in good standing under the Delaware LP Act, with all necessary partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case in all material respects as described in the Prospectus.

     2. The ETC Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Texas, with all necessary partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case in all material respects as described in the Prospectus.

     3. Each of the New OLP General Partner and the ET Fuel General Partner has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act, with all necessary power and authority to own or lease, as the case may be, and to operate its properties, conduct its business and act as general partner of the New Operating Partnership in the case of the New OLP General Partner and as general partner of ET Fuel in the case of the ET Fuel General Partner, in each case in all material respects as described in the Prospectus.

     4. The ETC OLP General Partner has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Texas, with all necessary power and authority to own or lease, as the case may be, and to operate its properties, conduct its business and act as general partner of the ETC Operating Partnership in all material respects as described in the Prospectus.

     5. Heritage OLP LP has been duly formed and is validly existing in good standing as a corporation under the DGCL, with all necessary power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in all material respects as described in the Prospectus.

     6. Each of the General Partner and the Heritage Operating Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of the State of Texas.

     7. The General Partner is the sole general partner of the Partnership with a 2% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; the General Partner owns the Incentive Distribution Rights, other than the 1,000,000 Class C Units owned by FHS Investments, L.L.C., a Nevada limited liability company; and the General Partner owns such general partner interest and Incentive Distribution Rights (other than the Class C units) free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the

General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

     8. All outstanding Common Units issued to the underwriters in the Partnership’s initial public offering (including pursuant to the underwriters’ overallotment option) and the Partnership’s public offerings in October 1999, July 2001, May 2003 and January 2004 and the Incentive Distribution Rights (including the Class C Units) and the limited partner interests represented thereby have been duly authorized and validly issued and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act).

     9. All the Common Units issued to La Grange Energy pursuant to the Contribution Agreement by and among La Grange Energy, the General Partner and the Partnership dated November 6, 2003 (the “Contribution Agreement”) and the Common Units that converted from the Class D Units and Special Units issued to La Grange Energy pursuant to the Contribution Agreement, and the limited partner interests represented thereby have been duly authorized and validly issued and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act). The Class E Units and the limited partner interests represented thereby have been duly authorized and validly issued and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act).

     10. The Units and the limited partner interests represented thereby have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); except as waived or as described in the Prospectus, there are no preemptive rights or other rights to purchase or subscribe for, nor any restriction upon the voting or transfer of any interests in the Partnership pursuant to the Partnership Agreement.

     11. The Partnership is the sole member of the New OLP General Partner with a 100% member interest in the New OLP General Partner; such member interest has been duly authorized and validly issued in accordance with the New OLP GP LLC Agreement and is fully paid (to the extent required under the New OLP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns such member interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

     12. The New OLP General Partner is the sole general partner of the New Operating Partnership with a .01% general partner interest in the New Operating Partnership;

such general partner interest has been duly authorized and validly issued in accordance with the New Operating Partnership Agreement; and the New OLP General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the New OLP General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

     13. The Partnership is the sole limited partner of the New Operating Partnership with a 99.99% limited partner interest in the New Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the New Operating Partnership Agreement and is fully paid (to the extent required under the New Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

     14. The General Partner is the sole general partner of the Heritage Operating Partnership with no partner interest in the Heritage Operating Partnership; and the General Partner serving as the sole general partner of the Heritage Operating Partnership without owning a partner interest has been duly authorized and approved in accordance with the Heritage Operating Partnership Agreement.

     15. The New Operating Partnership and Heritage OLP LP are the sole limited partners of the Heritage Operating Partnership with 99.999% and .001% limited partner interests, respectively, in the Heritage Operating Partnership; such limited partner interests have been duly authorized and validly issued in accordance with the Heritage Operating Partnership Agreement and are fully paid (to the extent required under the Heritage Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the New Operating Partnership and Heritage OLP LP each own such limited partner interests free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the New Operating Partnership or Heritage OLP LP as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

     16. The New Operating Partnership is the sole member of the ETC OLP General Partner with a 100% member interest in the ETC OLP General Partner; such member interest has been duly authorized and validly issued in accordance with the ETC OLP GP LLC Agreement and is fully paid (to the extent required under the ETC OLP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 5.09 of the Texas LLC Act); and the New Operating Partnership owns such member interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the New Operating Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Texas LLC Act.

     17. The ETC OLP General Partner is the sole general partner of the ETC Operating Partnership with a .1% general partner interest in the ETC Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the ETC Operating Partnership Agreement; and the ETC OLP General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Texas naming the ETC OLP General Partner as debtor is on file in the office of the Secretary of State of the State of Texas or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Texas LP Act and other than as provided in the ETC Credit Agreement.

     18. The New Operating Partnership is the sole limited partner of the ETC Operating Partnership with a 99.9% limited partner interest in the ETC Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the ETC Operating Partnership Agreement and is fully paid (to the extent required under the ETC Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 6.07 of the Texas LP Act); and the New Operating Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the New Operating Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Texas LP Act.

     19. The ETC Operating Partnership is the sole member of the ET Fuel General Partner with a 100% member interest in the ET Fuel General Partner; such member interest has been duly authorized and validly issued in accordance with the ET Fuel GP LLC Agreement and is fully paid (to the extent required under the ET Fuel GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the ETC Operating Partnership owns such member interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Texas naming the ETC Operating Partnership as debtor is on file in the office of the Secretary of State of the State of Texas or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

     20. The ET Fuel General Partner is the sole general partner of ET Fuel with a .01% general partner interest in ET Fuel; such general partner interest has been duly authorized and validly issued in accordance with the ET Fuel Partnership Agreement; and the ET Fuel General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the ET Fuel General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

     21. The ETC Operating Partnership is the sole limited partner of ET Fuel with a 99.99% limited partner interest in ET Fuel; such limited partner interest has been duly authorized and validly issued in accordance with the ET Fuel Partnership Agreement and is fully paid (to the extent required under the ET Fuel Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the ETC Operating Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Texas naming the ETC Operating Partnership as debtor is on file in the office of the Secretary of State of the State of Texas or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

     22. Neither the filing of the Registration Statement nor the offering, issuance or sale of the Units as contemplated by this Agreement gives rise to any rights under the Partnership Agreements, other than those which have been waived for purposes of the offering of the Units, for or relating to the registration of any Units or other securities of the Partnership; the Partnership has all requisite partnership power and authority to offer, issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Prospectus; on each Delivery Date all corporate, partnership and other action, as the case may be, required to be taken by the Partnership Parties or any of their stockholders, partners or member, as the case may be, for the authorization, issuance, sale and delivery of the Units shall have been validly taken.

     23. (a) The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

     (b) the New Operating Partnership Agreement has been duly authorized, executed and delivered by the New OLP General Partner and the Partnership and is a valid and legally binding agreement of the New OLP General Partner and the Partnership, enforceable against each of them in accordance with its terms;

     (c) the Heritage Operating Partnership Agreement has been duly authorized, executed and delivered by the General Partner and the New Operating Partnership and is a valid and legally binding agreement of the General Partner and the New Operating Partnership, enforceable against each of them in accordance with its terms;

     (d) the ETC Operating Partnership Agreement has been duly authorized, executed and delivered by the ETC OLP General Partner and the New Operating Partnership and is a valid and legally binding agreement of the ETC OLP General Partner and the New Operating Partnership, enforceable against each of them in accordance with its terms;

     (e) the New OLP GP LLC Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against it in accordance with its terms;

     (f) the ETC OLP GP LLC Agreement has been duly authorized, executed and delivered by the New Operating Partnership and is a valid and legally binding agreement of the New Operating Partnership, enforceable against it in accordance with its terms;

     (g) the ET Fuel Partnership Agreement has been duly authorized, executed and delivered by the ET Fuel General Partner and the ETC Operating Partnership and is a valid and legally binding agreement of the ET Fuel General Partner and the ETC Operating Partnership, enforceable against each of them in accordance with its terms;

     (h) the ET Fuel GP LLC Agreement has been duly authorized, executed and delivered by the ETC Operating Partnership and is a valid and legally binding agreement of the ETC Operating Partnership, enforceable against it in accordance with its terms;

provided that, with respect to each described in this paragraph 23, the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

     24. To the knowledge of such counsel, there is no (A) pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator to which any of the Partnership Parties is a party or to which any of their subsidiaries or their respective properties is subject of a character required to be disclosed in the Registration Statement or Prospectus which is not adequately disclosed in the Prospectus, or (B) agreement, contract or other document to which any of the Partnership Parties or any of their subsidiaries is a party that is required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

     25. The statements included or incorporated by reference in the Prospectus under the headings “Description of Units,” “Cash Distribution Policy,” and “Business—Energy Transfer Company—Regulation” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and complete in all material respects; the discussions set forth under the captions “Tax Considerations” and “Material Tax Considerations” included in the Prospectus, subject to the qualifications stated therein, constitute our opinion as to the material federal United States income tax consequences for purchasers of the Units; and the Units, the Common Units, the Class C Units, the Class D Units, the Class E Units, the Special Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Prospectus.

     26. The Registration Statement has become effective under the Securities Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 430A and Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder.

     27. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

     28. None of the Partnership Entities or any of their subsidiaries are now, nor after giving effect to the Transactions and the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus will be, a “public utility company” or a “holding company” or subject to regulation as a “subsidiary company” of a “registered holding company” or an “affiliate” thereof, under the Public Utility Holding Company Act of 1935, as amended.

     29. None of the Partnership Entities are, or after giving effect to the Transactions and the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus will be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

     30. No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any federal, Delaware or Texas court, governmental agency or body is required for the execution, delivery and performance by each of the Partnership Parties of this Agreement, the offering, issuance and sale of the Units, or the consummation of the transactions contemplated by this Agreement (other than with respect to the Transactions or the Transaction Documents as to which such counsel need not express an opinion), except (i) for such consents required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws, (ii) for such consents which have been, or prior to the First Delivery Date will be, obtained, and (iii) for such consents which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

     31. None of the offering, issuance and sale of the Units, the execution, delivery and performance of this Agreement by the Partnership Parties, the consummation of any of the transactions contemplated by this Agreement (other than with respect to the Transactions or the Transaction Documents as to which such counsel need not express an opinion) or the fulfillment of the terms hereof will conflict with, result in a breach, default or violation (and no event has occurred that, with notice or lapse of time or otherwise, would constitute such an event (other than with respect to the Transactions or the Transaction Documents as to which such counsel need not express an opinion) or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership Parties or any of their subsidiaries pursuant to, (A) the certificate or agreement of limited partnership, certificate of formation, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Partnership Parties, (B) any agreement filed or incorporated by reference as an exhibit to the Registration Statement, or (C) the Delaware LP Act, the Delaware LLC Act, the DGCL,

the laws of the State of Texas or federal law (other than with respect to federal or state securities laws or Blue Sky laws as to which such counsel need not express an opinion) which in the cases of clauses (B) and (C) would reasonably be expected to have a Material Adverse Effect.

     32. ETC Texas Pipeline, Ltd., Oasis Pipeline Company Texas, L.P. and ET Fuel, each of which is a direct or indirect wholly owned subsidiary of the ETC Operating Partnership, is entitled to exercise the power of eminent domain in the State of Texas to secure rights-of-way necessary to operate and maintain each of its natural gas pipelines situated in such state.

     In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Parties and the independent public accountants of the Partnership and the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel has not independently verified, is not passing upon, and is not assuming responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no information has come to such counsel’s attention that causes such counsel to believe that the Registration Statement or any further amendment thereto made by the Partnership prior to such Delivery Date (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon and (ii) the other financial and statistical data included therein, as to which such counsel need not comment), as of its Effective Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any further amendment or supplement thereto made by the Partnership prior to such Delivery Date (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, and (ii) the other financial and statistical data included therein, as to which such counsel need not comment) as of its issue date and such Delivery Date contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the General Partner or its general partner and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that they express no opinion with respect to state or local taxes or tax statutes or municipal ordinances to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject and (iv) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of Texas.

EXHIBIT B

FORM OF OPINION OF ROBERT A. BURK

     1. (i) The General Partner has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act, with all necessary partnership power and authority to own or lease, as the case may be, and to operate its properties, conduct its business and act as general partner of the Partnership and the Heritage Operating Partnership in each case in all material respects as described in the Prospectus. (ii) US Propane GP has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act, with all necessary power and authority to own or lease, as the case may be, and to operate its properties, conduct its business and act as general partner of the General Partner in all material respects as described in the Prospectus.

     2. Heritage-Bi State, L.L.C. has been duly formed and is validly existing as a limited liability company in good standing under the Delaware LLC Act, with all necessary power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus. Heritage-Bi State, L.L.C. is duly registered or qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of the states set forth on Annex II attached hereto. All of the issued and outstanding limited liability company interests of Heritage-Bi State, L.L.C. have been duly authorized and validly issued and are fully paid and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act); and except as provided in the Security Agreement, the Partnership and the Heritage Operating Partnership own all of such interests free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership or the Heritage Operating Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel without independent investigation, other than those created by the Delaware LLC Act.

     3. M-P Oils, Ltd. has been duly formed and is validly existing as a corporation in good standing under the laws of the Province of Alberta, Canada, with all necessary power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus. M-P Oils, Ltd. is duly registered or qualified as a foreign corporation for the transaction of business and is in good standing under the laws of the states set forth on Annex II attached hereto. All of the issued and outstanding capital stock of M-P Oils, Ltd. has been duly authorized and validly issued and is fully paid and non-assessable; and except as provided in the Security Agreement, Heritage Service Corp. owns all of such capital stock free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Heritage Service Corp. as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel without independent investigation, other than those created by the Business Corporations Act of the Province of Alberta, Canada. M-P Oils, Ltd. owns a 60% general partner interest in M-P Energy Partnership; such general partner interest has been duly authorized and validly issued in accordance with the M-P Energy Partnership Agreement; and, except as encumbered by the provisions of the Security Agreement, M-P Oils, Ltd. owns such general partner interest free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances (A) in respect of which a financing statement under the Alberta Personal Property Search Act naming M-P Oils, Ltd. as debtor is on file in the office of the appropriate state office in Alberta or (B) otherwise known to such counsel without independent investigation, other than those created under the Partnership Act (Alberta).

     4. Each of the General Partner, the Partnership, the New Operating Partnership, the Heritage Operating Partnership and the ETC Operating Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of the states set forth on Annex II attached hereto.

     5. Heritage OLP LP is duly registered or qualified as a foreign corporation for the transaction of business and is in good standing under the laws of the states set forth on Annex II attached hereto.

     6. Each of the New OLP General Partner and the ETC OLP General Partner is duly registered or qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of the states set forth on Annex II attached hereto.

     7. US Propane GP is the sole general partner of the General Partner with a         .01% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the GP Partnership Agreement; and US Propane GP owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming US Propane GP as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

     8. La Grange Energy is the sole limited partner of the General Partner with a 99.99% limited partner interest in the General Partner; such limited partner interest has been duly authorized and validly issued in accordance with the GP Partnership Agreement and is fully paid (to the extent required under the GP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and La Grange Energy owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Texas naming La Grange Energy as debtor is on file in the office of the Secretary of State of the State of Texas or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

     9. All outstanding Common Units (other than those which were issued to the underwriters in the Partnership’s initial public offering (including pursuant to the underwriters’ overallotment option) and the Partnership’s public offerings in October 1999, July 2001, May 2003 and January 2004) and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid

(to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act).

     10. The consummation of the Transactions does not give rise to any rights under the Partnership Agreements, other than those which have been waived for purposes of the consummation of the Transactions, for or relating to the registration of any Units or other securities of the Partnership; the Partnership has all requisite power and authority to consummate the Transactions, in accordance with and upon the terms and conditions set forth in the Purchase Agreement, the Partnership Agreement and the Prospectus; on each Delivery Date all corporate, partnership and other action, as the case may be, required to be taken by the Partnership Parties or any of their stockholders, partners or member, as the case may be, for the consummation of the Transactions shall have been validly taken.

     11. To such counsel’s knowledge, except as described in the Prospectus or arising under the Stock Issuance Agreements, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any limited partner interests in the Partnership pursuant to any agreement or instrument to which the Partnership is a party or by which the Partnership may be bound, other than the Partnership Agreement. To such counsel’s knowledge, except as described in the Prospectus, none of the filing of the Registration Statement, the consummation of the Transactions or the offering or sale of the Units as contemplated by this Agreement gives rise to any rights (other than those arising under the Partnership Agreements), other than those which have been waived, for or relating to the registration of any Units or other securities of the Partnership. To such counsel’s knowledge, except (A) as described in the Prospectus, (B) for restricted units granted under the Partnership’s restricted unit plan and (C) for Common Units issuable under the Stock Issuance Agreements, there are no outstanding options or warrants or other rights to purchase any Common Units, Class C Units, Class D Units, Class E Units, Special Units or other partnership interests in the Partnership, the New Operating Partnership, the Heritage Operating Partnership, the ETC Operating Partnership or the General Partner.

     12. The statements in the Prospectus under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview—The Energy Transfer Transaction,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financing and Sources of Liquidity” and “Business—Heritage Operating—Government Regulation,” as supplemented or superceded by statements included in the Prospectus Supplement filed with the Commission pursuant to Rule 424(b) or by statements included in documents incorporated by reference in the Prospectus, insofar as they refer to statements of law or legal conclusions, are accurate and complete in all material respects.

     13. None of the offering, issuance and sale of the Units, the execution, delivery and performance of this Agreement or the Transaction Documents by the Partnership Parties, the consummation of any of the transactions contemplated hereby and thereby or the fulfillment of the terms hereof and thereof will conflict with, result in a breach, default or violation (and no event has occurred that, with notice or lapse of time or otherwise, would constitute such an event) or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership Parties or any of their subsidiaries pursuant to, (A) any bond, debenture, note or any other evidence of indebtedness, indenture or any other material instrument known to such counsel to which a Partnership Party or one of its subsidiaries is a party or by which any one of them may be bound (other than any agreement filed or incorporated by reference as an exhibit to the Registration Statement), (B) any order, judgment, decree or injunction of any court or governmental agency or body known to such counsel directed to any of them or any of their properties in a proceeding to which any of them or their property is a party, or (C) any Oklahoma statute, law or regulation applicable to any of the Partnership Parties or any of their subsidiaries or any of their respective properties, which in the cases of clauses (A), (B) and (C) would reasonably be expected to have a Material Adverse Effect.

     14. No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any federal, Delaware or Oklahoma court, governmental agency or body is required for the execution, delivery and performance by each of the Partnership Parties of this Agreement or the Transaction Documents to which it is a party, the offering, issuance and sale of the Units or the consummation of the transactions contemplated hereby and thereby, except (i) for such consents required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws, (ii) for such consents which have been, or prior to the First Delivery Date will be, obtained, (iii) the Newmark Groundwater Contamination Superfund site for which an affiliate of the Partnership received a request for enforcement under Section 104(e) of CERCLA in May 2001, and (iv) for such consents which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

     15. To the knowledge of such counsel, none of the Partnership Parties is in (A) breach or violation of its partnership agreement, certificate of limited partnership, certificate of formation, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents or (B) default (and no event has occurred which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound which breach, default, violation or lien would, if continued, have a Material Adverse Effect, or could materially impair the ability of any of the Partnership Parties to perform their obligations under this Agreement.

     16. Except as described in the Prospectus, to the knowledge of such counsel, there is no litigation, proceeding or governmental investigation pending or threatened against any of the Partnership Parties or any of their subsidiaries which, if adversely determined to such Partnership Parties, is reasonably likely to have a Material Adverse Effect.

     17. To the knowledge of such counsel, without independent investigation, each of the Partnership Parties and their subsidiaries has such permits, consents, licenses, franchises and authorizations (“permits”) issued by the appropriate federal, state or local governmental or regulatory authorities as are necessary to own or lease its properties, as the case may be, and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, and except (i) for such permits which, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) the Newmark Groundwater Contamination Superfund site for which an affiliate of the Partnership received a request for enforcement under Section 104(e) of CERCLA in May 2001; and, to the knowledge of such counsel, without independent investigation, none of the Partnership Parties or their subsidiaries has received any notice of proceedings relating to the revocation or modification of any such permits which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

     18. The ETC Operating Partnership is entitled to exercise the power of eminent domain in the State of Oklahoma to secure rights-of-way necessary to operate and maintain each of its common carrier pipelines situated in such state.

     In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Parties and the independent public accountants of the Partnership and the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel has not independently verified, is not passing upon, and is not assuming responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no information has come to such counsel’s attention that causes such counsel to believe that the Registration Statement or any further amendment thereto made by the Partnership prior to such Delivery Date (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, and (ii) the other financial and statistical data included therein, as to which such counsel need not comment), as of its Effective Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any further amendment or supplement thereto made by the Partnership prior to such Delivery Date (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, and (ii) the other financial and statistical data included therein, as to which such counsel need not comment) as of its issue date and such Delivery Date contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the General Partner or its general partner and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that they express no opinion with respect to state or local taxes or tax statutes or municipal ordinances to which any of the limited partners of the Partnership or any of the Partnership Parties may be subject, (iv) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of Oklahoma and (v) with respect to the opinions expressed in paragraphs 2, 3, 4, 5 and 6 above as to the due qualification of and registrations as a foreign limited partnership or foreign corporation, of each of the Partnership Parties or their subsidiaries, state that such opinions are based solely upon certificates of foreign qualification and registration provided by the Secretaries of State of the States listed on Exhibit A to such opinion, each of which shall be dated as of a date not more than 14 days prior to such Delivery Date and shall be provided to you.

EXHIBIT C

FORM OF COMFORT LETTER OF GRANT THORNTON LLP

Grant Thornton LLP confirms that they are independent public accountants within the meaning of the Securities Act and the respective applicable rules and regulations adopted by the Commission thereunder, and stating in effect that:

     1. In their opinion the audited consolidated or combined financial statements of the Partnership, as applicable, incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations adopted by the Commission.

     2. On the basis of a reading of the latest unaudited consolidated financial statements made available by the Partnership and its subsidiaries; their limited review, in accordance with standards established under the American Institute of Certified Public Accountants U.S. Auditing Standards Section 722, of the unaudited interim financial information for the three-month period ended November 30, 2003, and as at November 30, 2003, and the three-month and six-month periods ended February 29, 2004, and as at February 29, 2004, incorporated by reference in the Registration Statement and the Prospectus; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the directors, Audit Committee or other governing committee of the Partnership, the General Partner or US Propane GP; and inquiries of certain officials of the Partnership who have responsibility for financial and accounting matters of the Partnership as to transactions and events subsequent to August 31, 2003, nothing came to their attention which caused them to believe that:

     (a) any unaudited consolidated financial statements of the Partnership and its subsidiaries incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Securities Act and with the related rules and regulations adopted by the Commission with respect to financial statements of the Partnership and its subsidiaries incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited consolidated financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement and the Prospectus;

     (b) with respect to the period subsequent to February 29, 2004, there were any changes, at a specified date not more than five days prior to the date of the letter, in the Common Units, increase in long-term debt or any decreases in consolidated net current assets or partners’ capital of the Partnership as compared with the amounts shown on the February 29, 2004, unaudited consolidated balance sheet of the Partnership incorporated by reference in the Registration Statement and the Prospectus, or for the period from March 1, 2004 to such specified date there were any decreases, as compared with the

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corresponding period in the preceding year, in consolidated total revenues or in the total or per-unit amounts of net income, except in all instances for changes, increases or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Partnership as to the significance thereof unless said explanation is not deemed necessary by the Underwriters.

     (c) the information incorporated by reference in the Registration Statement and Prospectus in response to Regulation S-K, Item 301 (Selected Historical Financial and Operating Data) is not in conformity with the applicable disclosure requirements of Regulation S-K.

     3. They have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Partnership and its subsidiaries) set forth in the Registration Statement and the Prospectus, including the information included or incorporated by reference in Items 1, 2, 6, 7 and 11 of the Partnership’s Annual Report on Form 10-K, incorporated by reference in the Registration Statement and the Prospectus, and the information included in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included or incorporated by reference in the Partnership’s Quarterly Reports on Form 10-Q, incorporated by reference in the Registration Statement and the Prospectus, agrees with the accounting records of the Partnership and its subsidiaries, excluding any questions of legal interpretation.

     4. On the basis of a reading of the unaudited pro forma combined balance sheet of the Partnership as of February 29, 2004, and the unaudited pro forma combined statements of operations for the year ended August 31, 2003 and the six-month period ended February 29, 2004, included in the Registration Statement and the Prospectus; an inquiry of certain officials of the Partnership who have responsibility for financial accounting matters about the basis for their determination of the pro forma adjustments and whether the unaudited pro forma combined financial statements comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma combined financial statements, nothing came to their attention that caused them to believe that the unaudited pro forma combined financial statements of the Partnership included in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.

     References to the Prospectus include any supplement thereto at the date of the letter.

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EXHIBIT D

FORM OF AGREED UPON PROCEDURES OF GRANT THORNTON LLP

     Grant Thornton LLP confirms that they have performed agreed-upon procedures in accordance with the attestation standards established by the American Institute of Certified Public Accountants, and stating in effect that:

     1. They have compared the indicated quantity, amount or percentage of items identified by the Partnership and the Underwriters in the Partnership’s 10-K for the year ended August 31, 2003, to the corresponding quantity, amount or percentage in the audited consolidated financial statements or notes thereto included in the Partnership’s reports on Form 10-K for 1998 through 2002 (such audits performed by Arthur Andersen LLP, the Partnership’s former independent public accountants), and found such quantities, amounts or percentages to be in agreement, after considering rounding; and

     2. They have recomputed the indicated quantity, amount or percentage of items identified by the Partnership and the Underwriters in the Partnership’s 10-K for the year ended August 31, 2003, using amounts included in or derived from the audited consolidated financial statements or notes thereto included in the Partnership’s annual reports on Form 10-K for 1998 through 2002, and found such quantities, amounts or percentages to be in agreement, after considering rounding.

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EXHIBIT E

FORM OF COMFORT LETTER OF ERNST & YOUNG LLP

     Ernst & Young LLP confirms that they are independent public accountants within the meaning of the Securities Act and the respective applicable rules and regulations adopted by the Commission thereunder, and stating in effect that:

     1. In their opinion the audited consolidated or combined financial statements of Energy Transfer Company, Aquila Gas Pipeline Corporation and, for the period ended December 27, 2002, Oasis Pipe Line Company, as applicable, included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related rules and regulations adopted by the Commission.

     2. They have performed certain other specified procedures as a result of which they have determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of Energy Transfer Company and its subsidiaries) set forth in the Registration Statement and the Prospectus, agrees with the accounting records of Energy Transfer Company and its subsidiaries, excluding any questions of legal interpretation.

     3. On the basis of a reading of the unaudited pro forma combined balance sheet of Energy Transfer Company as of August 31, 2003, and the unaudited pro forma combined statements of operations of Energy Transfer Company for the year ended August 31, 2003, the Registration Statement and the Prospectus; an inquiry of certain officials of Energy Transfer Company who have responsibility for financial accounting matters about the basis for their determination of the pro forma adjustments and whether the unaudited pro forma combined financial statement of operations of Energy Transfer Company complies as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma combined financial statement of operations of Energy Transfer Company, nothing came to their attention that caused them to believe that the unaudited pro forma combined financial statement of operations of Energy Transfer Company included in the Registration Statement and Prospectus does not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.

     References to the Prospectus include any supplement thereto at the date of the letter.

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EXHIBIT F

FORM OF COMFORT LETTER OF DELOITTE & TOUCHE LLP

     Deloitte & Touche LLP confirms that they are independent public accountants within the meaning of the Securities Act and the respective applicable rules and regulations adopted by the Commission thereunder, and stating in effect that:

     1. In their opinion the audited consolidated or combined financial statements of Oasis Pipe Line Company for the fiscal years ended 2000 and 2001 included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related rules and regulations adopted by the Commission.

     2. In their opinion the audited consolidated or combined financial statements of TXU Fuel Company, as applicable, included in the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations adopted by the Commission.

     3. On the basis of a reading of the latest unaudited consolidated financial statements of TXU Fuel Company made available by TXU Fuel Company; their limited review, in accordance with standards established under Statement on Auditing Standards No. 71 and No. 100, of the unaudited interim financial information for the three-month period ended March 31, 2004, and as at March 31, 2004, included in the Prospectus Supplement; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the directors, Audit Committee or other governing committee of TXU Fuel Company ; and inquiries of certain officials of TXU Fuel Company who have responsibility for financial and accounting matters of TXU Fuel Company as to transactions and events subsequent to March 31, 2004, nothing came to their attention which caused them to believe that:

     (a) any unaudited consolidated financial statements of TXU Fuel Company included in the Prospectus Supplement do not comply as to form in all material respects with applicable accounting requirements of the Securities Act and with the related rules and regulations adopted by the Commission with respect to financial statements incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited consolidated financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements of TXU Fuel Company included in the Prospectus Supplement;

     (b) with respect to the period subsequent to March 31, 2004, there were any changes, at a specified date not more than five days prior to the date of the letter, in the common stock, increase in long-term debt or any decreases in consolidated net current assets or stockholders’ equity of TXU Fuel Company as compared with the amounts

F-1

shown on the March 31, 2004, unaudited consolidated balance sheet of March 31, 2004 included in the Prospectus Supplement, or for the period from April 1, 2004 to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in consolidated total revenues or in net income, except in all instances for changes, increases or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by TXU Fuel Company as to the significance thereof unless said explanation is not deemed necessary by the Underwriters.

     4. They have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of TXU Fuel Company ) set forth in the Prospectus Supplement agrees with the accounting records of TXU Fuel Company, excluding any questions of legal interpretation.

     References to the Prospectus include any supplement thereto at the date of the letter.

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EXHIBIT G

FORM OF LOCK-UP LETTER AGREEMENT

Lehman Brothers Inc.	, 2003
Citigroup Global Markets Inc.
c/o Lehman Brothers Inc.
745 7th Avenue
New York, New York 10019

Dear Sirs:

The undersigned understands that you, as underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Partnership Parties providing for the purchase by you and such other Underwriters of common units, each representing a limited partner interest (the “Common Units”) in the Partnership, and that the Underwriters propose to reoffer the Common Units to the public (the “Offering”). Capitalized terms used but not defined herein have the meanings given to them in the Underwriting Agreement.

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc. and Citigroup Global Markets Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Units owned by the undersigned on the date of execution of this Lock-up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, for a period of 90 days from the date of the Prospectus.

In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that if the Partnership notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, the undersigned will be released from [his/her] obligations under this Lock-Up Letter Agreement.

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The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the [heirs and personal representatives] (for individuals) [successors and assigns] (for nonnatural persons) of the undersigned.

Yours very truly,

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Annex I

Ray C. Davis
Kelcy L. Warren
H. Michael Krimbill
R. C. Mills
Michael L Greenwood
A. Dean Fuller
Mackie McCrea
Bradley K. Atkinson
Bill W. Byrne
J. Charles Sawyer
Stephen L. Cropper
Kenneth A. Hersh
David R. Albin
La Grange Energy, L.P.
Paul E. Glaske
K. Rick Turner
Robert A. Burk

Annex I-1

Annex II

Entity	Jurisdiction in which registered or qualified
Partnership	Delaware (domestic), Oklahoma, Louisiana

New Operating Partnership	Delaware (domestic), Oklahoma

Heritage Operating Partnership	Alabama, Arizona, California, Colorado, Delaware (domestic), Florida, Georgia, Idaho, Illinois, Indiana, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, Wyoming

ETC Operating Partnership	Texas (domestic), Louisiana, Oklahoma

General Partner	Alabama, Arizona, California, Colorado, Delaware (domestic), Florida, Georgia, Idaho, Illinois, Kentucky, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, Wyoming

New OLP General Partner	Delaware (domestic), Oklahoma

Heritage OLP LP	Delaware (domestic), Oklahoma

ETC OLP General Partner	Texas (domestic), Louisiana, Oklahoma

Heritage-Bi State L.L.C.	Delaware (domestic), California, Nevada, Oklahoma

M-P Oils, Ltd.	Alberta, Canada

ET Fuel General Partner	Delaware (domestic), Texas

ET Fuel	Delaware (domestic), Texas

Annex II-1